Exhibit 8.2

                  [Letterhead of Cravath, Swaine & Moore]

                             September 26, 1997

     Agreement and Plan of Merger
     Dated as of July 10, 1997,
     Among R&B Falcon Corporation,
     FDC Acquisition Corp., Reading & Bates
     Acquisition Corp., Falcon Drilling
     Company, Inc. and Reading & Bates Corporation

          Ladies and Gentlemen:

                    We have acted as counsel for Reading & Bates
          Corporation, a Delaware corporation ("R&B"), in connection with the proposed merger of Reading & Bates Acquisition Corp., a Delaware corporation ("SubR") with and into Reading & Bates Corporation, a Delaware corporation ("R&B") and the contemporaneous merger of FDC Acquisition Corp., a Delaware corporation ("SubF"), with and into Falcon Drilling Company, Inc., a Delaware corporation ("FDC") (together, the "Mergers"), pursuant to an Agreement and Plan of Merger dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation, a Delaware corporation ("Parent"), SubF, SubR, FDC and R&B.

                    In that connection, you have requested our opinion regarding the material Federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the related registration statement filed by R&B and FDC on September 26, 1997 under the Securities Act of 1933 on Form S-4 (including a Joint Proxy Statement/ Prospectus (the "Proxy Statement")), the representation letters of R&B, FDC, Parent and certain stockholders delivered to us for purposes of this opinion, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Mergers will be consummated in the manner contemplated by the Proxy Statement and in accordance with the provisions of the Merger Agreement, (ii) the representations made to us by R&B, FDC and Parent in their respective letters to us each dated September 22,1997 and delivered to us for purposes of this opinion are accurate and complete and (iii) the representations made to us by certain stockholders in their respective letters and delivered to us for purposes of this opinion are accurate and complete.

                    Based upon the foregoing, in our opinion, for Federal income tax purposes, the Mergers (i) will each constitute a reorganization within the meaning of
          Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Parent, SubF, SubR, FDC and R&B will each be a party to such respective reorganization within the meaning of Section 368(b) of the Code or (ii) will be treated for Federal income tax purposes as a transfer of property to Parent by the holders of R&B and FDC Common Stock governed by Section 351(a) or 351(b) of the Code.

                    The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from R&B, FDC and Parent referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from R&B, FDC and Parent referred to above are, or later become, inaccurate.
          Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Mergers or any other transactions.

                    This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the joint Registration Statement on Form S-4 of FDC and R&B, of which the Proxy Statement-Prospectus is also a part, and to the reference to our firm under the heading "Certain Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Cravath, Swaine & Moore


          Reading & Bates Corporation
          901 Threadneedle, Suite 200
          Houston, TX 77079